UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

WINLAND ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

1-15637 (Commission File Number)	41-0992135 (IRS Employer Identification No.)

1950 Excel Drive
Mankato, Minnesota 56001
(Address of Principal Executive Offices) (Zip Code)

(507) 625-7231
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Amendment No. 13 to Credit Agreement

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2009, Winland Electronics, Inc. and M&I Marshall & Illsley Bank executed Amendment No. 13 to Credit Agreement, which further amends the Credit and Security Agreement dated June 30, 2003.  The current amendment amends Section 1.1 to change the definition of “Maturity Date” to be June 28, 2010; Section 1.1 (ii) to change the definition of "LIBOR Rate" to read "(ii) three percent (3.00%)"; Section 2.6(a) to read "(a)  Note.  Except as set forth in Sections 2.6(b), 2.6(c) and 2.6(d), the outstanding principal balance of the Revolving Note shall bear interest at the greater of (i) four and one-half percent (4.50%) per annum, or (ii) the LIBOR Rate.” and Section 6.12 to set the Company's minimum tangible net worth to $8,000,000 as of the end of each fiscal quarter commencing June 30, 2009.  Amendment No. 13 to Credit Agreement is attached as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:
	10.1	Amendment No. 13 to Credit Agreement between the Company and M&I Marshall & Ilsley Bank dated June 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Winland Electronics, Inc.

Date: June 30, 2009	By:	/s/ Glenn A. Kermes
Glenn A. Kermes
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
June 30, 2009	1-15637

WINLAND ELECTRONICS, INC.

EXHIBIT NO.	ITEM
10.1	Amendment No. 13 to Credit Agreement between the Company and M&I Marshall & Illsley Bank dated June 30, 2009.